UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2009

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2009, the Compensation Committee (the "Committee") of the FLIR Systems, Inc. Board of Directors approved certain amendments (the "Amendments") to the FLIR Systems, Inc. Supplemental Executive Retirement Plan (the "SERP"). The Amendments are designed to simplify and clarify the method of payment of benefits under the SERP, improve administrative oversight and clarify certain aspects of the SERP's operation. The Amendments are not designed to increase or decrease the benefit payable to any of the participants in the SERP.

The Amendments relate to the method for calculating a participant's minimum retirement benefit under the SERP, the administration of the plan and the elimination of certain grandfathered provisions under section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). As amended, the minimum retirement benefit (the "Minimum Benefit") for plan participants who terminate employment with the Company as a result of Early Retirement, Normal Retirement, death, or Disability (all as defined in the SERP) will be equal to 118% of the lump sum present value of a hypothetical stream of installments payable annually for 20 years after the participant's retirement or termination, discounted at a rate to be determined at the time of payment, with each such installment payment equal to 25% of the greatest of:

(i) the participant's compensation received during the final 12 full months of employment (but taking into account only the most recent annual bonus payment if the participant received more than one annual bonus payment during such 12-month period),

(ii) the average of the participant's two highest full calendar years of compensation while an employee, or

(iii) the participant's highest compensation received in any one of the five full calendar years preceding Normal Retirement.

In the view of the Committee, this approach eliminates a participant's economic incentive to retire at a point in time that is not consistent with the best interests of the Company and its shareholders, or the personal preferences of the participant.

The Amendments also memorialize existing practice pursuant to which the Committee is the administrator of the plan, and eliminates the grandfathering of benefits accrued and vested on or before December 31, 2004 under Section 409A of the Code, bringing all of the SERP into compliance with Section 409A.

The foregoing description of the amendments to the SERP is qualified in its entirety by the actual terms of the amended and restated SERP, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1 Amended and Restated FLIR Systems, Inc. Supplemental Executive Retirement Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLIR SYSTEMS, INC.
(Registrant)

Date October 23, 2009

By _/s/ Stephen M. Bailey
Stephen M. Bailey
Senior Vice President, Finance and Chief Financial Officer